    As filed with the Securities and Exchange Commission on August 28, 1998.

                                                         File No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                              IRT PROPERTY COMPANY
             (Exact Name of Registrant as Specified in its Charter)

         GEORGIA                                              58-1366611
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339
                                 (770) 955-4406
             (Address, including zip code, and telephone number of
                          Principal Executive Offices)

                              IRT PROPERTY COMPANY
                          1998 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                              W. BENJAMIN JONES III
                              IRT PROPERTY COMPANY
                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339
                                 (770) 955-4406
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                             RALPH F. MACDONALD, III
                                ALSTON & BIRD LLP
                               ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3424
                            TELEPHONE: (404) 881-7970

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                             Proposed        Proposed
                                             Maximum          Maximum
Title of Securities        Amount to      Offering Price     Aggregate            Amount of
  to be Registered     be Registered (1)   Per Share (2)  Offering Price      Registration Fee
----------------------------------------------------------------------------------------------
 Common Stock, $1.00
   par value, and
   related Common
   Stock Purchase
   Rights                 1,625,000           $9.84        $15,990,000.00        $4,717.05
----------------------------------------------------------------------------------------------

       (1) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the registrant's 1998 Long-Term Incentive Plan.
       (2) The offering price for the shares covered by this Registration Statement is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low sales price of the Common Stock reported on the New York Stock Exchange on August 24, 1998.
       (3) No separate consideration will be received for the Rights, which initially will trade together with the Common Stock pursuant to the Shareholder Protection Rights Agreement dated as of August 21, 1998.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

         (3) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All other documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.


ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Georgia Business Corporation Code (the "GBCC") permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party by reason of his or her action in such capacity for, or at the request of, such corporation. To the extent that such person is successful in defending any such suit, Georgia law provides that he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Company's By-Laws provide for the indemnification of the Company's directors, officers, employees and agents in accordance with the GBCC. Georgia law also provides that, with certain exceptions, the above rights will not be deemed exclusive of other rights of indemnification contained in any bylaw, resolution or agreement approved by the holders of a majority of the stock. The Company's By-Laws provide that the Company may purchase and maintain insurance on behalf of directors, officers, employees and agents, as well as others serving at their request, against any liabilities asserted against such persons whether or not the Company would have the power to indemnify such persons against such liability under the GBCC. The Company has purchased and maintains such insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.


ITEM 8.  EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:


        Exhibit Number                                              Description
        --------------                                              -----------
             4.1                Amended and Restated Articles of Incorporation of IRT Property Company
                                (Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Commission File Number 1-7859).

             4.2                By-Laws of IRT Property Company, as Amended (Incorporated by reference from the Company's Quarterly Report of Form 10-Q for the quarter ended
                                March 31, 1995, Commission File Number 1-7859, and the Company's Current
                                Report on Form 8-K, dated August 10, 1998).

             5.1                Opinion of Alston & Bird LLP

             23.1               Consent of Alston & Bird LLP (included in Exhibit 5.1)

             23.2               Consent of Arthur Andersen LLP

             24.1               Power of Attorney (contained on the signature pages of this Registration Statement)


ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation, By-laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of August, 1998.

                                IRT PROPERTY COMPANY
                                    (Registrant)


                                By: /s/ Mary M. Thomas
                                    ------------------------------------
                                    Mary M. Thomas
                                    Chief Financial Officer and
                                    Executive Vice President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of IRT Property Company (the "Company"), a Georgia corporation, for himself and not for one another, does hereby constitute and appoint Thomas
H. McAuley, W. Benjamin Jones III and Mary M. Thomas, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to
Section 462(b) of the Securities Act of 1933, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

            SIGNATURE                                  CAPACITY                                       DATE
            ---------                                  --------                                       ----

 /s/ Thomas H. McAuley                   President, Chief Executive Officer, and                 August 28, 1998
------------------------------------     Chairman of the Board of Directors
Thomas H. McAuley                        (Principal Executive Officer)


 /s/ Mary M. Thomas                      Chief Financial Officer,                                August 28, 1998
------------------------------------     Executive Vice President, and Director
Mary M. Thomas                           (Principal Financial and Accounting Officer)


 /s/ Patrick L. Flinn                    Director                                                August 28, 1998
------------------------------------
Patrick L. Flinn

 /s/ Homer B. Gibbs, Jr.                 Director                                                August 28, 1998
------------------------------------
Homer B. Gibbs, Jr.

 /s/ Samuel W. Kendrick                  Director                                                August 28, 1998
------------------------------------
Samuel W. Kendrick

 /s/ Donald W. MacLeod                   Director                                                August 28, 1998
------------------------------------
Donald W. MacLeod

 /s/ Bruce A. Morrice                    Director                                                August 28, 1998
------------------------------------
Bruce A. Morrice

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


Exhibit Number                               Description
--------------                               -----------
      4.1                  Amended and Restated Articles of Incorporation of IRT
                           Property Company (Incorporated by reference from the
                           Company's Quarterly Report on Form 10-Q for the
                           quarter ended June 30, 1997, Commission File Number
                           1-7859).

      4.2                  By-Laws of IRT Property Company, as Amended
                           (Incorporated by reference from the Company's
                           Quarterly Report of Form 10-Q for the quarter ended
                           March 31, 1995, Commission File Number 1-7859, and the Company's Current Report on Form 8-K, dated
                           August 10, 1998).

      5.1                  Opinion of Alston & Bird LLP

     23.1                  Consent of Alston & Bird LLP (included in Exhibit 5.1)

     23.2                  Consent of Arthur Andersen LLP

     24.1 Power of Attorney (contained on the signature pages of this Registration Statement)